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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The American Materials and Technologies Corporation on Form S-8 of our report for the year ended December 31, 1996, dated March 26, 1997 appearing in The American Materials and Technologies Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.



/s/ FELDMAN RADIN & CO., P.C.
-----------------------------
FELDMAN RADIN & CO., P.C.
New York, New York
November 25, 1997